Exhibit 2.1
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                         SECURITIES EXCHANGE AGREEMENT


     This SECURITIES EXCHANGE AGREEMENT ("Agreement") dated as of October 6, 2003, is by and among SUN & SURF INC., a New York corporation ("SSI"), Jeffrey
R. Esposito, an individual residing in the State of New York ("Esposito"); Management Solutions & Systems, Inc. ("MSSI"), and the individuals whose names appear on the signature page hereof, each being a shareholder of MSSI (the "Shareholders").


                              W I T N E S S E T H:


      WHEREAS, as of this date, there are 1,000 outstanding shares of the common stock, par value $1.00 of MSSI (the "MSSI Stock"), of which all of the shares of MSSI Stock are beneficially owned and/or controlled by the Shareholders.

     WHEREAS, SSI proposes to acquire all of the outstanding shares of MSSI in exchange for the issuance of an aggregate of 15,000,000 post-forward split shares of SSI common stock; and

     WHEREAS, the Boards of Directors of SSI and MSSI have determined that it is desirable to effect a plan of reorganization.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                         ISSUANCE AND EXCHANGE OF SHARES

     1.1 Issuance and Exchange. At the Closing (defined below) to be held in accordance with the provisions of Article 2 below and subject to the terms and agreements set forth herein, SSI shall authorize SSI's transfer agent to issue to each of the Shareholders the number of authorized and newly issued shares of SSI Stock as provided in Section 1.2 below for each share of MSSI Stock owned by them. In consideration for the shares of SSI Stock to be exchanged, the Shareholders shall have delivered to counsel for SSI, prior to Closing, certificates evidencing their shares of MSSI, together with duly executed stock powers to effectuate the transfer. Counsel for SSI shall release the MSSI Shares, over which he has custody, to SSI at the Closing, assuming satisfaction by the Shareholders and MSSI of all applicable conditions set forth in this Agreement.

     1.2 Exchange Ratio.

     (a) At the Closing, SSI shall exchange 15,000 shares of SSI Stock for each share of MSSI Stock as full consideration for the MSSI Stock.

     (b) No fractional shares of SSI Stock will be issued to any shareholder of MSSI entitled to receive said shares. Accordingly, shareholders of MSSI who would otherwise be entitled to receive fractional shares of


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          SSI Stock will, upon surrender of their  certificate  representing the fractional shares of MSSI Stock, receive a full share if the fractional share exceeds fifty percent (50%) and if the fractional share is less than fifty percent (50%) the fractional share shall be cancelled.

                                   ARTICLE II
                                     CLOSING

     2.1 Closing. The consummation of the exchange by SSI, MSSI and the Shareholders (the "Closing") shall occur at the offices of Jackson Walker, L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202, at such time as the conditions to Closing have been either satisfied or waived, or at such other place as the parties may agree upon. All professional fees and expenses associated with consummation of the transactions contemplated by this Agreement incurred by SSI shall be the sole responsibility of Esposito, while all expenses incurred by the Shareholders and MSSI shall be the sole responsibility of MSSI.

     2.2 Deliveries by SSI. SSI shall deliver, or cause to be delivered,  to the
Shareholders:

     (a) As soon as practicable after the Closing, certificates for the shares of SSI Stock being exchanged for their respective accounts, in form and substance reasonably satisfactory to the Shareholders and their counsel. It being understood that the certificates will be prepared by SSI's transfer agent and delivered to Jackson Walker, L.L.P. for the benefit of the Shareholders;

     (b) At the Closing, the certificates, resolutions, letter of opinion, and resignations specified in Article 7 below; and

     (c)  At the Closing, all of the books and records of SSI.


     2.3 Deliveries by Shareholders' and MSSI. At the Closing, the Shareholders and MSSI, as applicable, shall deliver to SSI the certificates and resolutions specified in Article 6 below.

                                  ARTICLE III
                         REPRESENTATIONS OF SHAREHOLDERS

     Each Shareholder hereby represents and warrants, as to himself and his affiliates, to SSI as follows (it being acknowledged that SSI is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each, as evidenced by their signature set forth on the signature page, constitutes a condition precedent to the obligations of SSI hereunder):

     3.1 Ownership of Stock. Each Shareholder and his affiliates are the lawful owner of their MSSI Stock to be transferred to SSI free and clear of all preemptive or similar rights, liens, encumbrances, restrictions and claims of every kind and the delivery to SSI of the MSSI Stock pursuant to the provisions of this Agreement will transfer to SSI valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. To the knowledge of the Shareholder, the MSSI Stock to be exchanged herein has been duly authorized and validly issued and is fully paid and nonassessable.

     3.2 Authority to Execute and Perform Agreement; No Breach. Each Shareholder and his affiliates has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to sell, assign, transfer and convey the MSSI Stock and to perform fully their respective obligations hereunder. This Agreement has been duly executed and


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delivered by each Shareholder  and,  assuming due execution and delivery by, and enforceability against, SSI, constitutes the valid and binding obligation of each Shareholder enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). No approval or consent of, or filing with, any governmental or regulatory body, and no approval or consent of, or filing with, any other person is required to be obtained by the Shareholders or his affiliates or in connection with the execution and delivery by the Shareholders of this Agreement and consummation and performance by them of the transactions contemplated hereby.

     The  execution,   delivery  and  performance  of  this  Agreement  by  each
Shareholder and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof by each Shareholder will not:

     (a) violate, conflict with or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both would constitute) a default under, any contract, lease, agreement or other instrument or obligation to which a Shareholder is a party or by or to which any of the properties and assets of any of the Shareholders may be bound or subject;

     (b) violate any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which a Shareholder or the securities, assets, properties or business of any of them is bound; or

     (c) violate any statute, law or regulation to which Shareholder is subject.

     3.3 Securities Matters. The Shareholders hereby represent, warrant and covenant to SSI, as follows:

     (a) The Shareholders have been advised that the SSI Stock has not been registered under the Securities Act of 1933, as amended (the
          "Securities Act"), or any state securities act in reliance on exemptions therefrom.

     (b) The SSI Stock is being acquired solely for the Shareholder's own account, for investment and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof, the Shareholder's have no present plans to enter into any such contract, undertaking, agreement or arrangement and the Shareholders further understands that the SSI Stock, may only be resold pursuant to a registration statement under the Securities Act, or pursuant to some other available exemption.

     (c)  The   Shareholders   agree  that  the   certificate  or   certificates
          representing the SSI Stock will be inscribed with substantially the following legend:

                    "The  securities  represented by this  certificate  have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of SSI's counsel that registration is not required under said Act."



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     (d)  The Shareholders acknowledge that an investment in SSI is subject to a high degree of risk and that, even though SSI's common stock is quoted on the OTC Bulletin Board, there exists no established trading market for the SSI Stock.

                                   ARTICLE IV
                             REPRESENTATIONS OF MSSI

     MSSI hereby represents and warrants to SSI as follows (it being acknowledged that SSI is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each, as evidenced by the execution of this Agreement by a duly authorized officer of MSSI, constitutes a condition precedent to the obligations of SSI hereunder).

     4.1 Existence and Good Standing. MSSI is a corporation duly organized, validly existing and in good standing under the laws of Maryland. MSSI has the power to own or lease its properties and assets and to carry on its business as now being conducted. MSSI is duly qualified to do business and is in good standing in the jurisdiction(s) set forth on Schedule 4.1, which are the only jurisdictions in which the character or location of the properties owned or leased by MSSI or the nature of the business conducted by MSSI makes such qualification necessary.

      4.2 Capitalization. MSSI currently has outstanding 1,000 shares of common stock and no shares of preferred stock. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth as Schedule 4.2 attached hereto, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements, commitments or arrangements of any character providing for the purchase, subscription, issuance or sale of any shares of capital stock of MSSI, other than the exchange of the MSSI Stock as contemplated by this Agreement.

     4.3  Financial  Statements  and No  Material  Changes.  Annexed  hereto  as
Schedule 4.3(a) are the unaudited balance sheets, income statements and statements of cash flows of MSSI for the fiscal year ended April 30, 2003 (the "MSSI Financial Statements").

     The MSSI Financial Statements were carefully prepared from the books and records of MSSI, present fairly the financial position, assets and liabilities of MSSI and the results of its operations, for the respective periods indicated and reflect all necessary accruals, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis. The MSSI Financial Statements contain all adjustments (consisting of only normal recurring accruals) required to be made by GAAP, subject to normal year-end adjustments.

     Except as disclosed in Schedule 4.3(b), since December 31, 2002 there has been (a) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of MSSI whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise and (b) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of MSSI and to the best knowledge, information and belief of MSSI, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

     4.4 Books and Records. The minute books of MSSI contain accurate records of all meetings of, and action taken by (including action taken by written consent) the shareholders and the Board of Directors of MSSI. Except as set forth on


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Schedule 4.4 attached hereto,  MSSI does not have any of its respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of MSSI.

     4.5 Title to Properties; Encumbrances.

     (a) Except as set forth on Schedule 4.5 attached hereto, MSSI has good, valid and marketable title to (a) all of its properties and assets (real and personal, tangible and intangible), including, without limitation, all of the properties and assets reflected in the balance sheet included as part of the MSSI Financial Statements, except as indicated in the Schedules hereto; and (b) all of the properties and assets purchased by MSSI since December 31, 2002 all of which purchases as of a date not more than two days prior to the date of this Agreement, have been set forth on Schedule 4.5 attached hereto; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens reflected in the balance sheet, included as part of the MSSI Financial Statements; (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by MSSI in the operation of its business; (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent; and (iv) liens described on
          Schedule 4.5 attached  hereto  (liens of the type  described in clause
          (i), (ii) and (iii) above are hereinafter sometimes referred to as "Permitted Liens").

     (b) The rights, properties and other assets presently owned, leased or licensed, by MSSI reflected on the balance sheet included in the MSSI Financial Statements or acquired since December 31, 2002 include all rights, properties and other assets necessary to permit MSSI to conduct its business in the same manner as its business has heretofore been conducted. All such properties and assets owned or leased by MSSI are in satisfactory condition and repair, other than ordinary wear and tear.

          To the knowledge of MSSI, no structure or improvement on the real property leased by MSSI, whether now existing or intended to be constructed pursuant to existing plans and specifications, violates, or if completed would violate, any applicable zoning or building regulations or ordinances or similar federal, state or municipal law.

     4.6 Leases. Each lease to which MSSI is a party (whether as lessor or lessee) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease. MSSI has not violated any of the terms or conditions under any such lease in any material respect, and, to the best knowledge, information and belief of MSSI, all of the covenants to be performed by any other party under any such lease have been fully performed. The property leased by MSSI is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.


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     4.7 Material Contracts. Each contract or agreement to which MSSI is a party is in full force and  effect and there  exists no default or event of default or
event,  occurrence,   condition  or  act  (including  the  consummation  of  the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. MSSI has not violated any of the terms or conditions of any contract or agreement in any material respect, and, to the best knowledge, information and belief of MSSI, all of the covenants to be performed by any other party thereto have been fully performed. Except as set forth on Schedule 4.7, the consummation of the transactions contemplated hereby does not constitute an event of default (or an event, which with notice or the lapse of time or both would constitute a default) under any such contract or agreement.

     4.8 Restrictive Documents. Except as set forth on Schedule 4.8 attached hereto, neither MSSI nor any Shareholder is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which could materially adversely affect the business practices, operations or condition of MSSI or any of its assets or property ("MSSI's Property"), or which would prevent consummation of the transactions contemplated by this Agreement.

     4.9 Litigation. Except as set forth on Schedule 4.9 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge, information and belief of MSSI any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of MSSI, threatened, against or affecting MSSI, or any of its properties or rights, other than such items which are insignificant and immaterial and which do not adversely affect (i) the right or ability of MSSI's Business to carry on business as now conducted; (ii) the condition, whether financial or otherwise, or properties of MSSI; or (iii) the consummation of the transactions contemplated hereby. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal by which MSSI or any officer, director or employee of MSSI, or the securities, assets, properties or business of any of them is bound, other than any such items which are insignificant and immaterial and which do not and will not adversely affect (i) the right of MSSI to carry on its business as now conducted and as proposed to be conducted by SSI after the consummation of the transactions contemplated by this Agreement; (ii) the condition, whether financial or otherwise, or properties of MSSI; or (iii) the consummation of the transactions contemplated hereby.

     4.10 Taxes. Except as set forth on Schedule 4.10, MSSI has filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, MSSI. Such returns and reports reflect accurately all liability for taxes of MSSI for the periods covered thereby. Except as set forth on Schedule 4.10, all federal, state, local and foreign income, profits, franchise, employment, sales, use, occupancy, excise and other taxes and assessments, stock and transfer taxes (including interest and penalties) payable by, or due from, MSSI, have been fully paid and fully provided for in the books and MSSI Financial Statements. No examination of any tax return of MSSI is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of MSSI. Schedule 4.10 attached hereto lists all tax sharing contracts, agreements or arrangements to which MSSI is a party and all such contracts, agreements and arrangements have been terminated prior to the Closing with no liability or obligation to MSSI.

     4.11 Liabilities. Except as set forth on Schedule 4.11, MSSI on a consolidated basis has no outstanding claims, liabilities or indebtedness, contingent or otherwise, which are not properly reflected in the MSSI Financial Statements in a manner consistently with past practice, other than liabilities


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incurred  subsequent to December 31, 2002 in the ordinary course of business not exceeding $250,000 individually or $500,000 in the aggregate; the reserves reflected in the MSSI Financial Statements are adequate, appropriate and reasonable. MSSI is not in default in respect of the terms or conditions of any indebtedness, except where such default would not have a material adverse effect on the business assets or prospects of MSSI.

     4.12 Intellectual Properties. Except as otherwise set forth on Schedule 4.12, MSSI owns all right, title and interest in the Intellectual Property listed on Schedule 4.12 including, without limitation, exclusive rights to use and license the same. Each item of Intellectual Property listed on Schedule 4.12 has been duly registered with, filed in, or issued by the appropriate domestic or foreign governmental agency, to the extent required, and each such registration, filing and issuance remains in full force and effect. Except as set forth on Schedule 4.12, no claim adverse to the interests of MSSI in the Intellectual Property or agreements listed on Schedule 4.12 has been made in litigation. To the best knowledge, information and belief of the Shareholders, no such claim has been threatened or asserted, no basis exists for any such claim, and no Person has infringed or otherwise violated the rights of MSSI in any of the Intellectual Property or agreements listed on Schedule 4.12. Except as set forth on Schedule 4.12, no litigation is pending wherein MSSI is accused of infringing or otherwise violating the Intellectual Property right of another, or of breaching a contract conveying rights under Intellectual Property. To the best knowledge, information and belief of MSSI, no such claim has been asserted or threatened against MSSI, nor are there any facts that would give rise to such a claim. For purposes of this Section 4.12 and Section 5.13, "Intellectual Property" means domestic and foreign patents, patent applications, registered and unregistered trademarks and service marks, trade names, registered and unregistered copyrights, computer programs, data bases, trade secrets and proprietary information. Shareholders will transfer any Intellectual Property owned by them and used in MSSI's Business to SSI.

     4.13 Compliance with Laws. Neither MSSI nor any officer, director or employee of MSSI is in violation of any applicable order, judgment, injunction, award or decree, related to, arising out of or affecting MSSI's Business or properties, the violation of which would have a material adverse effect on the business assets or prospects of MSSI. Neither MSSI nor, to the knowledge of MSSI, any officer, director or employee of MSSI is in violation of any federal, state, local or foreign law, ordinance, regulation or any other requirement of any governmental or regulatory body, court or arbitrator (including, without limitation, laws relating to the environment and OSHA and the Americans with Disabilities Act) other than insignificant or immaterial violations which do not and will not adversely affect (i) MSSI's Business or Property; (ii) the business proposed to be conducted by SSI after the consummation of the transactions contemplated by this Agreement; or (iii) the consummation of the transactions contemplated by this Agreement. Each permit, license, order or approval of any governmental or regulatory body or other applicable authority ("Permits") that is material to the conduct of MSSI's Business is in full force and effect, no violations are or have been recorded in respect of any permit and no proceeding is pending or, to the knowledge MSSI, threatened, to revoke or limit any Permit, which revocation or limitation could have an adverse effect on MSSI's Business or Property or the business to be conducted by SSI after the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 4.13, no approval or consent of any person is needed in order that the Permits continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

     4.14 Employment Relations.

     (a) MSSI is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice;



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     (b)  no unfair labor practice  complaint  against MSSI is currently pending before the National Labor Relations Board nor has such a complaint been pending in the last two years;

     (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving MSSI nor has one existed during the last two years;

     (d)  no representation question exists respecting the employees of MSSI;

     (e) no grievance which might have an adverse effect upon MSSI or the conduct of MSSI's Business exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted;

     (f) MSSI is not a party to, nor does there otherwise exist, any union, collective bargaining agreement or similar agreement with respect to the employees of MSSI and no collective bargaining agreement or similar agreement is currently being negotiated by MSSI; and

     (g) MSSI has not experienced any labor difficulty during the last two years. There has not been, and to the best knowledge, information and belief of the Shareholders there will not be, any adverse change in relations with employees of MSSI as a result of any announcement of the transactions contemplated by this Agreement.

     4.15 Environmental Laws and Regulations.

     (a) MSSI has not generated, transported or disposed of any hazardous material (defined below) since inception.

     (b) MSSI has no Hazardous Materials at any site or facility owned or operated presently or at any previous time by MSSI.

     MSSI is in compliance in all material respects with all applicable federal, state and local laws and regulations relating to product registration, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge, or disposal of Hazardous Materials and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials. MSSI has not been alleged to be in violation of, and has not been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or any time during the past three years. There are no facts or circumstances which MSSI reasonably expects could form the basis for the assertion of any Environmental Claim (as defined below) against MSSI relating to environmental matters including, but not limited to, any Environmental Claim arising from past or present environmental practices asserted under CERCLA (as defined below) and RCRA (as defined below), or any other federal, state or local environmental statute, which MSSI believes might have an adverse effect on the business, results of operations, financial condition or prospects of MSSI and its subsidiaries taken as a whole.

     For purposes of this Section 4.15, the following terms shall have the following meanings: (A) "Hazardous Materials" shall mean materials defined as "hazardous substances", "hazardous wastes" or "solid wastes" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601--5657, and any amendments thereto ("CERCLA"); (ii) the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901-6987 and any amendments thereto ("RCRA"); and (iii) any similar federal, state or local environmental statute; and (B) "Environmental Claim" shall mean any and all claims, demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expenses incurred, assessed or sustained by or against MSSI.

     4.16 No Changes Since the December 31, 2002 Balance Sheet Date. Except as disclosed in Schedule 4.16, since the December 31, 2002 Balance Sheet, MSSI has not:

     (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except liabilities and obligations in the ordinary course of business and consistent with past practice, resulting in an increase for the liabilities shown on the December 31, 2002 Balance Sheet of more than $100,000 in the aggregate;

     (b) permitted any of its material assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Permitted Liens);

     (c) sold, transferred or otherwise disposed of any material assets except inventory sold in the ordinary course of business and consistent with past practice;

     (d) unless otherwise in the ordinary course of business, made any single capital expenditure or commitment therefor, in excess of $50,000 or made aggregate capital expenditures and commitments therefor in excess of $100,000;

     (e) declared or paid any dividend or made any distribution on any shares, or redeemed, purchased or otherwise acquired any shares or any option, warrant or other right to purchase or acquire any such shares;

     (f)  made any bonus or profit sharing distribution or payment of any kind;

     (g) increased its indebtedness for borrowed money, or made any loan to any Person;

     (h) written off as uncollectible any notes or accounts receivable, except immaterial write-downs or write-offs in the ordinary course of business and consistent with past practice which do not exceed $100,000 in the aggregate charged to applicable reserves, and none of which individually or in the aggregate is material to MSSI;

     (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration or benefits of any executive employee or other employees or consultants, except as set forth on Schedule 4.16;

     (j)  canceled or waived any claims or rights of substantial value;

     (k)  made any change in any method of accounting or auditing practice;

     (l) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business and consistent with past practices;

     (m) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected and reserved against in MSSI's December 31, 2002 Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the December 31, 2002 Balance Sheet;

     (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible to, or entered into any agreement or arrangement of any kind with, any of its officers, directors or shareholders or any affiliate or associate of its officers, directors or shareholders, except compensation to officers at rates not exceeding the rate of compensation in effect as of the December 31, 2002 Balance Sheet Date;

     (o)  suffered  any  material   adverse  changes  in  its  working  capital,
          financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business operations or prospects; or

     (p)  agreed, whether or not in writing, to do any of the foregoing.

     4.17 Certain Business Practices. No officer, director, employee, agent or other representative of MSSI has directly or indirectly, within the past two years, given or agreed to give any illegal, unethical or improper gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder MSSI in connection with an actual or proposed transaction.

     4.18 Disclosure. To the best of MSSI's knowledge and belief, neither this Agreement, nor the MSSI Financial Statements referred to in Section 4.3 hereof, any Schedule, exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Shareholders or by or on behalf of any of MSSI's directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the MSSI which could materially and adversely affect the business, prospects or financial condition of MSSI or its properties or assets, which has not been set forth in this Agreement, the MSSI Financial Statements referred to in Section 4.3 hereof (including the footnotes thereto), any Schedule, exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of any of MSSI's directors or officers in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V
                       REPRESENTATIONS OF SSI AND ESPOSITO

     SSI and Esposito hereby jointly and severally represent and warrant to MSSI and the Shareholders as follows (it being acknowledged that MSSI and the Shareholders are entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each, as evidenced by the execution of this Agreement by a duly authorized officer of SSI, constitutes a condition precedent to the obligations of MSSI and the Shareholders hereunder).

     5.1 Existence and Good Standing. SSI is a corporation duly organized, validly existing and in good standing under the laws of New York. SSI has the power to own or lease its properties and assets and to carry on its business as now being conducted. SSI is not qualified to do business in any foreign jurisdiction.

     5.2 Capitalization. SSI currently has outstanding 6,530,000 shares of common stock, which reflects the effects of a forward split effective on August 29, 2003 and the redemption and cancellation of 43,072,500 shares as referenced in Section 7.6 hereof, and no shares of preferred stock. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements, commitments or arrangements of any character providing for the purchase, subscription, issuance or sale of any shares of capital stock of SSI, other than the exchange of the SSI Stock as contemplated by this Agreement.

     5.3 Financial Statements and No Material Changes. SSI has provided copies of its audited balance sheets, statement of expense and statements of cash flows as of October 31, 2002, and the unaudited balance sheets, statements of expense and statement of cash flows as of July 31, 2003 (the "SSI Financial Statements"). The SSI Financial Statements were carefully prepared from the books and records of SSI, and contain the footnotes which are required in audited financial statements, present fairly the financial position, assets and liabilities of SSI and the results of its operations, for the respective periods indicated and reflect all necessary accruals, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis. The SSI Financial Statements contain all adjustments (consisting of only normal recurring accruals) required to be made by GAAP, subject to normal year-end adjustments. Since July 31, 2003, there has been (a) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of SSI whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise and (b) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of SSI and to the best knowledge, information and belief of SSI, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

     5.4 Books and Records. The minute books of SSI, all the contents of which have been previously made available to MSSI and its representatives, contain accurate records of all meetings of, and action taken by (including action taken by written consent) the shareholders and its Board of Directors. SSI does not have any of its respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of SSI.

     5.5 Leases. SSI does not lease any properties.

     5.6 Material Contracts. SSI is not bound by:

     (a) any agreement, contract or commitment relating to the employment of any person by SSI, or any bonus, deferred compensation, pension, profit sharing, employee option, employee stock purchase, retirement or other employee benefit plan;

     (b)  any   agreement,   indenture  or  other   instrument   which  contains
          restrictions with respect to payment of dividends or any other distribution in respect of its shares;

     (c) any loan or advance to, or investment in, any Person or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

     (d) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

     (e)  any management service, consulting or any other similar type contract;

     (f) any agreement, contract or commitment limiting the freedom of SSI to engage in any line of business or to compete with any Person;

     (g) any agreement, contract or commitment not entered into in the ordinary course of business which involves $5,000 or more and is not cancelable without penalty or premium within 30 days; or

     (h) any agreement, contract or commitment which might reasonably be expected to have a potential adverse impact on the business or operations of SSI; or

     (i) any agreement, contract or commitment not reflected in the SSI Financial Statement under which SSI is obligated to make cash payments of, or deliver products or render services with a value greater than $5,000, or receive cash payments of, or receive products or services with a value greater than $5,000, and any other agreement, contract or commitment which is material to the conduct of the business of SSI.

     5.7 Restrictive Documents. Except for requirements by federal and state securities laws, SSI is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which could materially adversely affect the business practices, operations or condition of SSI or any of its assets or property ("SSI's Property"), or which would prevent consummation of the transactions contemplated by this Agreement or the continued operation of "SSI's Business" after the date hereof or the Closing on substantially the same basis as heretofore operated or which would restrict the ability of SSI to conduct business in any area.

     5.8 Litigation. SSI is not a party to any action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge, information and belief of SSI any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of SSI, threatened, against or affecting SSI, or any of its properties or rights. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal by which SSI, or any officer, director or employee of SSI, or the securities, assets, properties or business of any of them is bound.

     5.9 Taxes. SSI has filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, SSI. Such returns and reports reflect accurately all liability for taxes of SSI for the periods covered thereby. All federal, state, local and foreign income, profits, franchise, employment, sales, use, occupancy, excise and other taxes and assessments, stock and transfer taxes (including interest and penalties) payable by, or due from, SSI, has been fully paid and fully provided for in the books and SSI Financial Statements. No examination of any tax return of SSI is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of SSI.

     5.10 Liabilities. SSI on a consolidated basis has no outstanding claims, liabilities or indebtedness, contingent or otherwise, which are not properly reflected in the SSI Financial Statements in a manner consistently with past practice, other than liabilities incurred subsequent to July 31, 2003 in the ordinary course of business not exceeding $5,000 in the aggregate; the reserves reflected in the SSI Financial Statements are adequate, appropriate and reasonable. SSI is not in default in respect of the terms or conditions of any indebtedness, except where such default would not have a material adverse effect on the business assets or prospects of SSI.

     5.11 Insurance. SSI does not maintain any insurance policies.

     5.12 Intellectual Properties. The operation of the business of SSI requires no rights under Intellectual Property other than rights under Intellectual Property listed on Schedule 5.12 attached hereto. Since inception of SSI, the business of SSI has not made use of Intellectual Property rights other than rights listed on Schedule 5.12. SSI owns all right, title and interest in the Intellectual Property listed on Schedule 5.12. No claim adverse to the interests of SSI in the Intellectual Property has been made in litigation. To best knowledge, information and belief of SSI, no such claim has been threatened or asserted, no basis exists for any such claim, and no Person has infringed or otherwise violated the rights of SSI in any of the Intellectual Property. No litigation is pending wherein SSI is accused of infringing or otherwise violating the Intellectual Property right of another, or of breaching a contract conveying rights under Intellectual Property. To the best knowledge, information and belief of SSI, no such claim has been asserted or threatened against SSI, nor are there any facts that would give rise to such a claim.

     5.13 Compliance with Laws and SEC Filings. SSI is not in violation of any applicable order, judgment, injunction, award or decree, related to, arising out of or affecting SSI's Business or properties, the violation of which would have a material adverse effect on the business assets or prospects of SSI. SSI is not in violation of any federal, state, local or foreign law, ordinance, regulation or any other requirement of any governmental or regulatory body, court or arbitrator (including, without limitation, laws relating to the environment and OSHA and the Americans with Disabilities Act). SSI does not require any Permit to conduct its business. SSI is in compliance with and has timely made all filings required by the Securities Act of 1933 and the Securities Exchange Act of 1934.

     5.14 Employment Relations. SSI is in compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice. No unfair labor practice complaint against SSI is currently pending before the National Labor Relations Board nor has such a complaint been pending in the last two years. There is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving SSI nor has one existed during the last two years. There is no grievance which might have an adverse effect upon SSI or the conduct of SSI's Business. SSI is not a party to and has never been a party to any union, collective bargaining agreement or similar agreement with respect to the employees of SSI.

     5.15 Employee Benefit Plans. SSI does not and has not maintained any Employee Welfare Plans or Employee Pension Plan.

     5.16 Environmental Laws and Regulations. SSI has not generated, transported or disposed of any Hazardous Material since inception. SSI does not have
Hazardous Materials at any site or facility operated presently or at any previous time by SSI. SSI is in compliance in all material respects with all applicable federal, state and local laws and regulations relating to product registration, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge, or disposal of Hazardous Materials and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials. SSI has not been alleged to be in violation of, and has not been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or any time during the past three years. There are no facts or circumstances which SSI reasonably expects could form the basis for the assertion of any Environmental Claim against SSI relating to environmental matters including, but not limited to, any Environmental Claim arising from past or present environmental practices asserted under CERCLA and RCRA, or any other federal, state or local environmental statute, which SSI believes might have an adverse effect on the business, results of operations, financial condition or prospects of SSI taken as a whole.

     5.17 No Changes Since the July 31, 2003 Balance Sheet Date. Since the July 31, 2003 Balance Sheet, SSI has not on a consolidated basis:

     (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except liabilities and obligations in the ordinary course of business and consistent with past practice, resulting in an increase for the liabilities shown on the July 31, 2003 Balance Sheet of more than $5,000 in the aggregate;

     (b) permitted any of its material assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Permitted Liens);

     (c) sold, transferred or otherwise disposed of any material assets except inventory sold in the ordinary course of business and consistent with past practice;

     (d) made any single capital expenditure or commitment therefor, in excess of $5,000 or made aggregate capital expenditures and commitments therefor in excess of $5,000;

     (e) declared or paid any dividend or made any distribution on any shares, or redeemed, purchased or otherwise acquired any shares or any option, warrant or other right to purchase or acquire any such shares;

     (f)  made any bonus or profit sharing distribution or payment of any kind;

     (g) increased its indebtedness for borrowed money, or made any loan to any Person;

     (h) written off as uncollectible any notes or accounts receivable, except immaterial write-downs or write-offs in the ordinary course of business and consistent with past practice which do not exceed $5,000 in the aggregate charged to applicable reserves, and none of which individually or in the aggregate is material to SSI on a consolidated basis;

     (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration or benefits of any executive employee or other employees or consultants;

     (j)  canceled or waived any claims or rights of substantial value;

     (k)  made any change in any method of accounting or auditing practice;

     (l) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business and consistent with past practices;

     (m) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected and reserved against in SSI's July 31, 2003 Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the July 31, 2003 Balance Sheet;

     (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible to, or entered into any agreement or arrangement of any kind with, any of its officers, directors or shareholders or any affiliate or associate of its officers, directors or shareholders, except compensation to officers at rates not exceeding the rate of compensation in effect as of the July 31, 2003 Balance Sheet;

     (o)  suffered  any  material   adverse  changes  in  its  working  capital,
          financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business operations or prospects; or

     (p)  agreed, whether or not in writing, to do any of the foregoing.

     Notwithstanding any of the above, cash reflected in the SSI's July 31, 2003 Balance Sheet has been distributed to pay creditors.

     5.18 Certain Business Practices. No officer, director, employee, agent or other representative of SSI, has directly or indirectly, within the past two years, given or agreed to give any illegal, unethical or improper gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder SSI in connection with an actual or proposed transaction.

     5.19 Subsidiaries. As of the Closing, SSI shall have no subsidiaries or interest in any corporation, partnership, joint venture or other entity.

     5.20 Disclosure. Neither this Agreement, nor the SSI Financial Statements referred to in Section 5.3 hereof, any Schedule, exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of SSI or by or on behalf of any of SSI's directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to SSI which could materially and adversely affect the business, prospects or financial condition of SSI or its properties or assets, which has not been set forth in this Agreement, the SSI Financial Statements referred to in Section 5.3 hereof (including the footnotes thereto), any Schedule, exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Shareholder or by or on behalf of any of SSI's directors or officers in connection with the transactions contemplated by this Agreement.

     5.21 Approval of the Agreement. The Board of Directors of SSI has authorized the execution and delivery of this Agreement and has approved the transactions contemplated hereby. The approval of the shareholders of SSI shall not be required to approve, authorize, or enter into the Agreement or the transaction contemplated hereby.

     5.22 Validity of SSI Stock. The 15,000,000 shares of SSI Stock to be issued hereunder, when issued shall have been duly authorized and validly issued and fully paid and nonassessable.

                                   ARTICLE VI
                         CONDITIONS TO SSI'S OBLIGATIONS

     The exchange of the SSI Stock by SSI at the Closing is conditioned upon satisfaction, on or prior to such date, of the following conditions:

     6.1 Good Standing and Other Certificates. MSSI shall deliver to SSI a Secretary's certificate, which shall be attached hereto as Exhibit 6.1, with the following attached as exhibits:

     (a) copies of certificates of incorporation, all amendments thereto, in each case certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation or organization;

     (b) a certificate from the Secretary of State or other appropriate official of the jurisdiction of incorporation to the effect that MSSI is in good standing or subsisting in such jurisdiction and listing all charter documents including all amendments thereto, on file;

     (c) a copy of the bylaws of MSSI, certified by the Secretary as being true and correct and in effect on the Closing.

     (d) a resolution of MSSI's shareholders certified by MSSI's Secretary approving the transactions contemplated hereby .

     6.2 Officer Certificate. MSSI shall deliver a certificate of its President, attached hereto as Exhibit 6.2, stating the following:

     (a) No Material Adverse Change. Prior to Closing, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of MSSI, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise.

     (b) Truth of Representations and Warranties. The representations and warranties of MSSI contained in this Agreement or in any Schedule attached hereto shall be true and correct on and as of the Closing.

     (c) Performance of Agreements. All of the agreements of MSSI to be performed on or before the Closing pursuant to the terms hereof shall have been duly performed.

     (d) No Litigation Threatened. No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

     6.3 Governmental Approvals. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

     6.4 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to SSI and their counsel, and SSI



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

shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VII
                        CONDITIONS TO THE OBLIGATIONS OF
                            THE SHAREHOLDERS AND MSSI

     The  obligations  of  the   Shareholders  and  MSSI  at  Closing  Date  are
conditioned upon satisfaction, on or prior to such date, of the following conditions:

     7.1 Secretary's Certificate. SSI shall have delivered to the Shareholders, a Secretary's certificate, attached hereto as Exhibit 7.1, with the following attached as exhibits:

     (a) copies of the Articles of Incorporation, including all amendments thereto, certified by the Secretary of SSI and Bylaws, including all amendments thereto, of SSI;

     (b) copies of resolutions of the Board of Directors of SSI approving this Agreement; and

     (c) certificates from the Secretary of State of the State of New York to the effect that SSI is in good standing in such State and listing all charter documents, including all amendments thereto, of SSI on file.

     7.2 Truth of Representations and Warranties. The representations and warranties of SSI contained in this Agreement shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date, and SSI shall have delivered to MSSI a certificate, dated as of the Closing, to such effect.

     7.3 Governmental Approvals. All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received. It is understood that SSI will be required to cooperate with MSSI to seek necessary regulatory approvals for the change in ownership and control of MSSI and its subsidiaries.

     7.4 Performance of Agreements. All of the agreements of SSI to be performed on or before the Closing pursuant to the terms hereof shall have been duly performed, and SSI shall have delivered to MSSI a certificate, dated as of the Closing, to such effect.

     7.5 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to MSSI and its counsel, and MSSI shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     7.6 Share Redemption. The Shareholders of SSI listed on Schedule 7.6 hereto shall have delivered to counsel for SSI certificates representing the number of post-forward split shares of SSI set forth opposite their respective names to be redeemed and cancelled and returned to the status of authorized but unissued shares of SSI. The referenced shares shall be delivered by SSI's counsel to SSI's transfer agent for cancellation immediately following the Closing.

     7.7 Board Representation. At Closing and pursuant to a written consent to action of the Board of Directors of SSI in the form attached hereto as Exhibit 7.7, the Board of Directors (a) shall appoint Clifford Pope and Larry L. Brooks, Sr. as members of the Board of Directors, and (b) all existing directors shall resign as officers and directors of SSI.

     7.8 Resignation of Auditors. SSI shall have delivered a resignation letter from its auditors, to be effective 10 days from the Closing Date.

     7.9 Shareholder List. SSI shall request that the transfer agent deliver a certified shareholder list evidencing the effects of the below referenced forward split, the issuance of the shares of SSI Stock to the shareholders of MSSI and the redemption and cancellation of the shares referenced in Section 7.6 above.

     7.10 Balance Sheet. SSI shall have used the cash reflected in SSI's July 31, 2003 Balance Sheet to pay all outstanding liabilities as of the Closing or shall have received waivers from creditors agreeing to waive any debts owed. As of the date of this Agreement, SSI shall have no liabilities, contingent or otherwise.

     7.11 OTC Bulletin Board. SSI is and shall remain eligible for quotation on the OTC Bulletin Board under the symbol SSRF.

     7.12 Spin Off. SSI shall have effected the distribution of its shares of Surf Franchise, Inc., a wholly-owned subsidiary of SSI, to the shareholders of record of SSI on September 8, 2003.

                                  ARTICLE VIII
                           SURVIVAL OF REPRESENTATIONS

     8.1 Survival of Covenants and Agreements. The respective representations, warranties, covenants and agreements of the Shareholders, MSSI, Esposito and SSI contained in this Agreement, or any Schedule attached hereto or any agreement or document delivered pursuant to this Agreement shall survive for a period of twelve months from the consummation of the transactions contemplated hereby; provided, however, that the representations, warranties and agreements made with regard to taxes and ERISA matters shall survive until the applicable statutes of limitations have expired; and provided further, however, that with respect to any covenant, term or provision to be performed hereunder or in any of the Schedules hereto or any documents or agreements delivered hereunder, the right of indemnification under this Article 8 shall survive until such covenant, term or provision has been fully paid, performed or discharged.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Knowledge of the Shareholders, MSSI or SSI. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge, information and belief of the Shareholders, MSSI, Esposito or SSI, as the case may be, confirm that they have made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

     9.2 Expenses. Except as otherwise provided for herein, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

     9.3 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such state without regard to conflicts of laws.

     9.4 Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York, or in the United States District Court for the State of New York area, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The prevailing party or parties in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.

     9.5 Captions. The Article and Section captions used herein for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     9.6 Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of SSI and MSSI to the contents and the manner of presentation and publication thereof. The parties hereto agree that the execution of this Agreement requires the release of information to the financial press concerning this acquisition and accordingly agree to promptly issue a press release mutually acceptable to MSSI and SSI and to file a Form 8-K report with the Securities and Exchange Commission containing this agreement and all exhibits and schedules hereto.

     9.7 Notices. Any notice or other communication required or permitted hereunder shall be deemed sufficiently given when delivered in person, one business day after delivery to a reputable overnight carrier, four business days if delivered by registered or certified mail, postage prepaid or when sent by telecopy with a copy following by hand or overnight carrier or mailed, certified or registered mail, postage prepaid, addressed as follows:

     If to MSSI or the Shareholders:

           Management Solutions & Systems, Inc..
           8540 Ashwood Drive
           Capitol Heights, MD 20743
           Attn: President

     with a required copy to:

           George L. Diamond, Esq.
           Jackson Walker L.L.P.
           901 Main, Suite 6000
           Dallas, Texas 75202

     If to SSI or Esposito:

           Mr. Jeffrey Esposito
           57 Main Street
           East Hampton, New York

     With a copy to:

           Steven Siskind, Esq.
           645 Fifth Avenue
           Suite 403
           New York, New York 10022

     9.8 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     9.9   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which taken together shall constitute one instrument.

     9.10 Entire Agreement. This Agreement, including the Schedules hereto and the other documents referred to herein which form a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     9.11 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by SSI, Esposito, the Shareholders and MSSI.

     9.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     9.13 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereof.

     9.14 Cooperation After Closing. From and after Closing, each of the parties hereto shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.


                           [SIGNATURE PAGE TO FOLLOW]
















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

     IN WITNESS WHEREOF, the Shareholders, Esposito, and MSSI have executed this Agreement, all as of the day and year first above written.

                                            SUN & SURF INC.



                                         By:  /s/ Jeffrey R. Esposito
                                             -----------------------------------
                                             Jeffrey R. Esposito, President

                                         ESPOSITO:

                                          /s/ Jeffrey R. Esposito
                                         ---------------------------------------
                                         Jeffrey R. Esposito


                                         MANAGEMENT SOLUTIONS & SYSTEMS, INC.



                                         By: /s/ Larry L. Brooks Sr.
                                            ------------------------------------
                                            Larry L. Brooks Sr. , Vice President


THE SHAREHOLDERS:



By: /s/ Clifford Pope
   ------------------------------------
   Clifford Pope



By: /s/ Larry L. Brooks, Sr.
   ------------------------------------
   Larry L. Brooks, Sr.



By: /s/ Larry Swinton
   ------------------------------------
   Larry Swinton










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